E-XACT TRANSACTIONS LTD.

                                STOCK OPTION PLAN


                                    ARTICLE I
                                     PURPOSE

        The purpose of the E-xact Transactions Ltd. Stock Option Plan (the "Plan") is to attract and retain directors, officers, other employees and consultants of E-xact Transactions Ltd. and its Subsidiaries and to provide such persons with incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value.

                                   ARTICLE II
                                   DEFINITIONS

        As used in this Plan:

        "10% Stockholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.

        "Award" shall mean a grant of Stock Options made under the Plan.

        "Board" shall mean the Company's Board of Directors.

        "Change in Control" shall mean a change in ownership or control of the Company effected through any of the following transactions:

               (i) the acquisition, directly or indirectly by any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
        Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities;

               (ii) a change in the composition of the Board over a period of eighteen (18) consecutive months or less such that thirty percent (30%) or more of the Board members have neither (A) been directors continuously since the beginning of such period nor (B) been unanimously elected or nominated by the Board for election as directors during such period;

               (iii) a stockholder-approved merger or consolidation to which the Company is a party and in which (A) the Company is not the surviving entity or (B) securities possessing


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        more than thirty percent (30%) of the total combined voting power of the
        Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

               (iv) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" shall mean the Plan Committee and shall also include the Employee Committee, if established, when reference is made to functions that may be performed by the Employee Committee.

        "Common Stock" shall mean the Company's common stock, $.001 par value.

        "Company" shall mean E-xact Transactions Ltd.

        "Date of Grant" shall mean the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

        "Employee" shall mean an individual who is in the employ of the Company or any Subsidiary.

        "Employee Committee" shall mean a committee composed of at least one member of the Board of Directors who may, but need not, be a Non-Employee Director, which, if established, shall be empowered hereunder to grant Awards to Employees who are not directors or "officers" of the Company as that term is defined in Rule 16a-1(f) of the Exchange Act nor "covered employees" under
Section 162(m) of the Code, and to establish the terms of such Awards at the time of grant, but shall have no other authority with respect to the Plan or outstanding Awards except as expressly granted by the Plan.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time listed on any stock exchange, or traded on the Nasdaq National Market, or any other securities trading market that reports daily the closing selling price per share of Common Stock, the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the stock exchange or other securities trading market determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted on such exchange or trading market.


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               (ii) If there is no closing selling price for the Common Stock on the date in question, or if the Common Stock is neither listed on a stock exchange or traded on a securities trading market that reports daily the closing selling price per share of the Common Stock, then the Fair Market Value shall be deemed to be the average of the representative closing bid and asked prices on the date in question as reported by the Nasdaq Stock Market or other reporting entity selected by the Committee.

               (iii) In the event the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock shall be determined, in good faith, by the Committee after such consultation with outside legal, accounting and other experts as the Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such value.

        "Statutory Stock Option" shall mean a Stock Option that (i) qualifies as an "incentive stock option" under Section 422 of the Code or any successor provision and (ii) is intended to be treated for purposes of federal income tax treatment as an option that is so qualified.

        "Non-Employee Director" shall mean a director of the Company who meets the definition of (i) a "non-employee director" set forth in Rule 16b-3 under the Exchange Act, as amended, or any successor rule and (ii) an "outside director" set forth in Treasury Regulation 1.162-27, as amended, or any successor rule.

        "Non-Statutory Option" shall mean a Stock Option that (i) does not qualify as an "incentive stock option" under Section 422 of the Code or any successor provision or (ii) is not intended to be an incentive stock option.

        "Optionee" shall mean the person so designated in an agreement evidencing an outstanding Stock Option.

        "Option Price" shall mean the purchase price payable by a Participant upon the exercise of a Stock Option.

        "Participant" shall mean a person who is selected by the Committee to receive benefits under this Plan and (i) is at that time a director, officer or other Employee of the Company or any Subsidiary, (ii) is at that time a consultant or other independent advisor who provides services to the Company or a Subsidiary, or (iii) has agreed to commence serving in any capacity set forth in (i) or (ii) of this definition.

        "Plan" shall mean the Company's Stock Option Plan as set forth herein.

        "Plan Committee" shall mean a committee consisting entirely of two or more Non-Employee Directors, who are empowered hereunder to take all action required in the administration of the Plan and the grant and administration of Awards hereunder. The Plan Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act. Members of the Plan Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the


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Board. Notwithstanding the foregoing, at any time the Plan Committee is not composed as specified above, or when no Plan Committee has been appointed by the Board, all powers of the Plan Committee shall be vested in and exercised by in the Board.

        "Plan Effective Date" shall mean October 14, 1999, the date on which this Plan was approved by the Company's Board of Directors.

        "SEC" shall mean the U.S. Securities and Exchange Commission and any successor thereto.

        "Stock Option" shall mean a right granted under the Plan to a Participant to purchase Common Stock at a stated price for a specified period of time.

        "Subsidiary" shall mean a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Statutory Stock Options, "Subsidiary" means any subsidiary corporation of the Company as defined in Section 424(f) of the Code.

        "Term" shall mean the length of time during which a Stock Option may be exercised.

                                   ARTICLE III
                           ADMINISTRATION OF THE PLAN

        A. DELEGATION TO THE COMMITTEE. This Plan shall be administered by the Plan Committee. Members of the Plan Committee and the Employee Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The action of a majority of the members of the Plan Committee and the Employee Committee present at any meeting, or acts unanimously approved in writing, shall be the acts of the Plan Committee and the Employee Committee, respectively.

        B. POWERS OF THE COMMITTEE. The Plan Committee shall have full power and authority, subject to the provisions of this Plan, to establish such rules and regulations as it may deem appropriate for proper administration of this Plan and to make such determinations under, and issue interpretations of, the provisions of this Plan and any outstanding Awards as it may deem necessary or advisable. In addition, the Plan Committee shall have full power and authority to administer and interpret the Plan and make modifications as it may deem appropriate to conform the Plan and all actions pursuant to the Plan to any regulation or to any change in any law or regulation applicable to this Plan.

        C. ACTIONS OF THE COMMITTEE. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No director or member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all directors and members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.


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        D. AWARDS TO OFFICERS AND DIRECTORS.

           1. All Awards to officers shall be granted by the Plan Committee.
If the Plan Committee is not composed as prescribed in the definition of Plan Committee in Article II, the Board may take such action with respect to any Award to an officer as it deems necessary or advisable to comply with Rule 16b-3 of the Exchange Act and any related rules, including but not limited to seeking stockholder ratification of such Award or restricting the sale of any shares of Common Stock underlying the Award for a period of six-months.

           2. Discretionary Awards to Non-Employee Directors, if any, shall be granted by the Board.

                                   ARTICLE IV
                            ELIGIBILITY AND SELECTION

        A. ELIGIBILITY. The persons eligible to participate in the Discretionary Stock Option Grant Program are as follows:

           1. Employees of the Company or a Subsidiary;

           2. Members of the Board; and

           3. Consultants and other independent advisors who provide services to the Company or a Subsidiary.

        B. SELECTION. The Committee shall from time to time determine the Participants to whom Awards shall be granted pursuant to the Discretionary Stock Option Grant Program.

                                    ARTICLE V
                         SHARES AVAILABLE UNDER THE PLAN

        A. MAXIMUM NUMBER. The number of shares of Common Stock issued or transferred and covered by outstanding Awards granted under this Plan shall not in the aggregate exceed 1,510,000 shares of Common Stock, which may be Common Stock of original issuance or Common Stock hold in treasury, or a combination thereof. Shares of Common Stock that may be issued upon the exercise of Stock Options shall be applied to reduce the maximum number of shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Stock Options are outstanding retain as authorized and unissued Common Stock, or as treasury Common Stock, at least the number of shares of Common Stock required under the provisions of this Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

        B. UNUSED AND FORFEITED STOCK. The following shares of Common Stock shall automatically become available for use under the Plan: (i) any shares of Common Stock that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any shares of Common Stock that are subject to a Stock Option that expires


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or is terminated for any reason, and (ii) any shares of Common Stock withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Non-Statutory Option.

        C. CAPITAL CHANGES. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted Awards under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made pursuant to Article VI of this Plan, and (iv) the number and/or class of securities and the Option Price per share in effect under each outstanding option under this Plan. Such adjustments to the outstanding options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Committee shall be final, binding and conclusive.

                                   ARTICLE VI
                    DISCRETIONARY STOCK OPTION GRANT PROGRAM

        A. DISCRETIONARY GRANT OF STOCK OPTIONS TO PARTICIPANTS. The Committee may from time to time authorize grants to Participants of options to purchase shares of Common Stock upon such terms and conditions as the Committee may determine in accordance with the following provisions (in connection with any grants under this paragraph VI.A to Non-Employee Directors, "Committee" shall mean the entire Board of Directors):

           1. Each grant shall specify the number of shares of Common Stock to which it pertains;

           2. Each grant shall specify the Option Price per share, which shall be not less than the average of the closing prices of the Common Stock on the Vancouver Stock Exchange on the ten trading days immediately preceding the date on which the Award of the Stock Option is announced;

           3. Each grant shall specify that the consideration to be paid in satisfaction of the Option Price shall be paid in cash in the form of currency or check or other cash equivalent acceptable to the Company;

           4. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates;

           5. Any grant may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall be subject to restrictions whereby the Company has the right or obligation to repurchase all or a portion of such shares if the Participant's service to the Company is terminated before a specified time, or if certain other events occur or conditions are not met;


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           6. Successive grants may be made to the same Participant regardless of whether any Stock Options previously granted to the Participant remain unexercised;

           7. Each grant shall specify the conditions to be satisfied before the Stock Option or installments thereof shall vest or become exercisable, including a period of at least two years of continuous service by the Optionee to the Company or any Subsidiary before an option shall be 100% vested, provided that it may vest in equal installments over such period, and which conditions may also include the attainment of specified performance goals and objectives, or the occurrence of specified events; as may be established by the Committee with respect to such grant;

           8. All Stock Options that meet the requirements of the Code for "incentive stock options" shall be Statutory Stock Options unless (i) the option agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as a Non-Statutory Option, or (ii) a grant of Statutory Stock Options to the Participant would be prohibited under the Code or other applicable law;

           9. Each grant shall specify the Term of the Stock Option, which Term shall not be greater than 5 years from the Date of Grant; and

           10. Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

        B. SPECIAL TERMS APPLICABLE TO STATUTORY STOCK OPTIONS. The following additional terms shall be applicable to all Statutory Stock Options granted pursuant to this Plan. Stock Options that are specifically designated as Non-Statutory Options shall not be subject to the terms of this paragraph VI.B.

           1. Statutory Stock Options shall be granted only to Employees of the Company or a Subsidiary;

           2. In addition to the requirements in paragraph VI.A.2, above, the Option Price per share shall not be less than the Fair Market Value per share of Common Stock on the Date of Grant;

           3. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective Date(s) of Grant) with respect to which Statutory Stock Options granted to any Employee under the Plan (or any other plan of the Company or a Subsidiary) are exercisable for the first time during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Stock Options that become exercisable for the first time in the same calendar year, the foregoing limitation on the treatment of such Stock Options as Statutory Stock Options shall be applied on the basis of the order in which such Stock Options are granted; and


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           4. If any Employee to whom a Statutory Stock Option is granted is a 10% Stockholder, then the Option Price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Date of Grant.

                                   ARTICLE VII
                             TERMINATION OF SERVICE

        The following provisions shall govern the exercise of any Stock Options held by any Employee whose employment is terminated:

           1. If the Optionee's employment, service on the Board or consultancy with the Company is terminated for any reason other than such Optionee's death or disability, all Statutory Stock Options held by the Optionee shall be exercisable, to the extent that such Stock Options were exercisable on the date the Optionee's employment terminated, for a period of one (1) month following such termination of employment.

           2. If the Optionee's employment with the Company is terminated because of such Optionee's death or disability within the meaning of Section 22(e)(3) of the Code, all Stock Options held by the Optionee shall become immediately exercisable and shall be exercisable for a period of twelve (12) months following such termination of employment.

           3. In no event may any Stock Option remain exercisable after the expiration of the Term of the Stock Option. Upon the expiration of any one (1) or twelve (12) month exercise period, as applicable, or, if earlier, upon the expiration of the Term of the Stock Option, the Stock Option shall terminate and shall cease to be outstanding for any shares for which the Stock Option has not been exercised.

                                  ARTICLE VIII
                       NONTRANSFERABILITY OF STOCK OPTIONS

        During the lifetime of the Optionee, Stock Options shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death prior to the end of the Term, any Stock Option may be exercised by the personal representative of the Optionee's estate, or by the person(s) to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                                   ARTICLE IX
                               STOCKHOLDER RIGHTS

        The holder of a Stock Option shall have no stockholder rights with respect to the shares subject to the Stock Option until such person shall have exercised the Stock Option, paid the Option Price and become a holder of record of the purchased shares of Common Stock.


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                                    ARTICLE X
                             ACCELERATION OF VESTING

        The Committee may, at any time in its sole discretion, accelerate the vesting of any Award made pursuant to this Plan by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the agreement relating to the Award to reflect the new vesting schedule. The acceleration of the exercise period of an Award shall not affect the expiration date of such Award.

                                   ARTICLE XI
                                CHANGE IN CONTROL

        In the event of a Change in Control of the Company, all Awards outstanding under the Plan as of the day before the consummation of such Change in Control shall automatically accelerate for all purposes under this Plan so that each Stock Option shall become fully exercisable with respect to the total number of shares subject to such Stock Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock as of such date, without regard to the conditions expressed in the agreements relating to such Stock Option.

                                   ARTICLE XII
                       CANCELLATION AND REGRANT OF OPTIONS

        The Committee shall have the authority, at any and from time to time, with the consent of the affected Optionees, to effect the cancellation of any or all outstanding Stock Options and grant in substitution new Stock Options covering the same or different number of shares of Common Stock. In the case of such a regrant of a Stock Option, the Option Price shall be set in accordance with Article VI on the new Date of Grant.

                                  ARTICLE XIII
                                    FINANCING

        The Committee may, in its sole discretion, authorize the Company to arrange or guaranty loans to a Participant by a third party in connection with the exercise of a Stock Option.

                                   ARTICLE XIV
                                 TAX WITHHOLDING

        A. TAX WITHHOLDING. The Company's obligation to deliver shares of Common Stock upon the exercise of Stock Options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

        B. SURRENDER OF SHARES. The Committee may, in its discretion, provide any or all holders of Non-Statutory Options under the Discretionary Stock Option Grant Program with the right to use shares of Common Stock in satisfaction of all or part of the taxes incurred by such holders in connection with the exercise of such Stock Options. Such right may be provided to any such holder in either or both of the following formats:


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           1. The election to have the Company withhold, from the shares of
Common Stock otherwise issuable upon the exercise of such Non-Statutory Option, a portion of those shares with an aggregate Fair Market Value less than or equal to the amount of taxes due as designated by such holder; or

               2. The election to deliver to the Company, at the time the Non-Statutory Option is exercised, one or more shares of Common Stock previously acquired by such holder with an aggregate Fair Market Value less than or equal to the amount of taxes due as designated by such holder.

                                   ARTICLE XV
                       EFFECTIVE DATE AND TERM OF THE PLAN

        This Plan shall become effective on the Plan Effective Date. This Plan shall terminate upon the earliest of (i) ten (10) years after the Plan Effective Date or (ii) the termination of all outstanding Awards in connection with a Change in Control. Upon such plan termination, all outstanding Awards shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.

                                   ARTICLE XVI
                              AMENDMENT OF THE PLAN

        A. The Plan Committee may recommend that the Plan be amended or modified in any or all respects and submit such amendments or modifications for stockholder approval. No such amendment or modification shall adversely affect the rights and obligations with respect to Awards outstanding under the Plan at the time of such amendment or modification, unless the Participant consents to such amendment or modification.

                                  ARTICLE XVII
                              REGULATORY APPROVALS

        The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock under any Award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted pursuant to the Plan and the shares of Common Stock issued pursuant to any Award under the Plan. No Stock Option shall be exercisable and no shares of Common Stock or other assets shall be issued or delivered under the Plan, unless and until there shall have been compliance with (i) all applicable requirements of Federal and state securities laws, including, if applicable, the filing and effectiveness of a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the shares of Common Stock issuable under the Plan, and (ii) all applicable listing requirements of any stock exchange or securities trading market on which the shares of Common Stock are listed or traded.


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                                  ARTICLE XVIII
                          NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in this Plan shall confer upon any Participant any right to continue in service for any period or specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's service at any time for any reason, with or without Cause.


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